www.ziffdavis.com©2026 Ziff Davis. All rights reserved. SECOND QUARTER 2026 RESULTS August 6, 2026 Exhibit 99.2

2 Certain statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs as of August 6, 2026 (“Release Date”) and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions or divestitures; the Company’s ability to realize the anticipated benefits from the divestiture of the Connectivity business; customer growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a cybersecurity breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, increased tariffs and trade protection measures, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; our ability to consummate a sale of one or more of our business lines pursuant to our announced review of potential value-creating opportunities; and the numerous other factors set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting the Company, refer to our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and the other reports filed by the Company from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this presentation are based on limited information available to the Company as of the Release Date and are subject to change. Although management’s expectations may change after the Release Date, the Company undertakes no obligation to revise or update these statements. All information in this presentation speaks as of the Release Date and any redistribution or rebroadcast of this presentation after that date is not intended and will not be construed as updating or confirming such information. Capitalized terms not otherwise defined in this presentation have the meanings set forth in the Company’s earnings press release issued on the Release Date. Third-Party Information Any third-party trademarks, including names, logos and brands, referenced by the Company in this presentation are property of their respective owners. Any references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law. Industry, Market and Other Data Certain information that may be contained in this presentation concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on reports from various sources. Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to such information. We have not independently verified market data and industry forecasts provided by any of these or any other third-party sources referred to in this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Non-GAAP Financial information Included in this presentation are certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP") and are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP measures, as defined by Ziff Davis, may not be comparable to similar non-GAAP measures presented by other companies, limiting their usefulness for comparison purposes. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that Ziff Davis’ future results or leverage will be unaffected by other unusual or non-recurring items. Please see the "Supplemental Information" to this presentation for details related to how we define these non-GAAP measures and reconciliations thereof to the most directly comparable GAAP measures. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) certain measures are used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) they are used by the analyst community to help them analyze the health of our business. Safe Harbor for Forward-looking Statements

3 Some factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this presentation include, but are not limited to, our ability and intention to: • Create compelling digital media content facilitating increased traffic and advertising levels and additional advertisers or an increase in advertising spend, and effectively target digital media advertisements to desired audiences; • Manage certain risks inherent to our business, such as costs associated with fraudulent activity, system failure, or security breach; effectively maintaining and managing our billing systems; the time and resources required to manage our legal proceedings; liability for legal and other claims; or adhering to our internal controls and procedures; • Compete with other similar providers with regard to price, service, functionality; • Achieve business and financial objectives in light of burdensome domestic and international laws and regulations, including those related to data privacy, access, security, retention, and sharing; • Successfully adapt to technological changes and diversify services and related revenues at acceptable levels of financial return; • Successfully develop and protect our intellectual property, both domestically and internationally, including our brands, content, copyrights, patents, trademarks, and domain names from infringement by third parties, and avoid infringing upon the proprietary rights of others; • Manage certain risks associated with environmental, social, and governance matters, including related reporting obligations, that could adversely affect our reputation and performance; • Recruit and retain key personnel and maintain the beneficial aspects of our corporate culture globally; • Meet any publicly announced guidance or other expectations about our business and future operating results; and • Respond to other factors set forth in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and the other reports we file from time to time with the SEC. Risk Factors • Sustain growth or profitability, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of reduced economic growth, recessions, inflationary conditions, fluctuating interest rates, increased unemployment, supply chain disruptions, and other factors and their related impacts on customer acquisition and retention rates, customer usage levels, and credit and debit card payment declines; • Maintain and increase our customer base and average revenue per customer; • Generate sufficient cash flow to make interest and debt payments, reinvest in our business, and pursue desired activities and business plans while satisfying restrictive covenants relating to debt obligations; • Acquire or divest businesses on acceptable terms, execute on our investment strategies, successfully manage our growth, and integrate and realize anticipated synergies from acquisitions; • Realize the anticipated benefits from the divestiture of our Connectivity business; • Continue to expand our businesses and operations internationally in the wake of numerous risks, including adverse currency fluctuations, difficulty in staffing and managing international operations, higher operating costs as a percentage of revenues, or the implementation of adverse regulations; • Maintain our financial position, operating results and cash flows in the event that we incur new or unanticipated costs or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value-added, and telecommunication taxes; • Manage certain risks related to the unauthorized use of our content and the infringement of our intellectual property rights by developers and users of generative artificial intelligence ("AI"); • Prevent system failures, security breaches, and other technological issues; • Achieve positive outcomes in our pending and future legal proceedings; • Accurately estimate the assumptions underlying our effective worldwide tax rate; • Maintain favorable relationships with critical third-party vendors that are financially stable;

4 $294.8 $286.7 Q2 2025 Q2 2026 (2.7)% $79.8 $76.8 Q2 2025 Q2 2026 $0.91 $1.03 Q2 2025 Q2 2026 (3.7)% 13.2% Adjusted EBITDA (2) (in millions) Adjusted diluted EPS (2) Revenues (in millions) Q2 2026 Consolidated Financial Snapshot - Continuing Operations (1) 1. During the second quarter of 2026, the Company completed the sale of its Connectivity business. The results of the Connectivity business are classified as discontinued operations for all periods presented in this earnings presentation. Unless otherwise noted, all amounts, percentages, and any discussion in this earnings presentation reflect the results from continuing operations, except for the Net cash provided by operating activities and Free cash flow, which are presented on a combined continuing and discontinued operations basis. Furthermore, upon the reclassification of Connectivity as discontinued operations, the Company determined that Connectivity was no longer a reportable segment. 2. See "Supplemental Information" for non-GAAP reconciliations.

5 $99 $98 Q2 2025 Q2 2026 Revenue by Type - Continuing Operations (1)(2) $194 $182 Q2 2025 Q2 2026 (6.0)% 1. Throughout this presentation, revenues are net of inter-segment revenues and revenues by revenue source may not foot to total revenues due to rounding. 2. Excludes revenues that are classified as "other". Quarterly Revenues (1) (in millions) Quarterly Revenues (1) (in millions) (0.2)% Advertising and Performance Marketing Subscription and Licensing

6 $78.8 $73.1 $2.6 $3.6 0.1 Q2 2025 Q2 2026 $18.3 $19.8 22.6% 25.8% Q2 2025 Q2 2026 Q2 2026 Technology & Shopping Segment Quarterly Revenues (in millions) Quarterly Adjusted EBITDA & Margin (1) (in millions) (5.0)% 8.6% Other Subscription and Licensing Advertising and Performance Marketing 1. See "Supplemental Information" for non-GAAP reconciliations. $80.8 $76.7($0.6)

7 $15.2 $14.5 32.9% 31.2% Q2 2025 Q2 2026 $32.3 $29.2 $14.0 $16.3 $1.2 Q2 2025 Q2 2026 Q2 2026 Gaming & Entertainment Segment Quarterly Revenues (in millions) Quarterly Adjusted EBITDA & Margin (1) (in millions) 0.9% (4.3)% Other Subscription and Licensing Advertising and Performance Marketing 1. See "Supplemental Information" for non-GAAP reconciliations. $46.2 $46.6

8 $33.4 $30.2 33.6% 31.9% Q2 2025 Q2 2026 $82.5 $79.8 $13.7 $12.8 $3.2 $2.1 Q2 2025 Q2 2026 Q2 2026 Health & Wellness Segment Quarterly Revenues (in millions) Quarterly Adjusted EBITDA & Margin (1) (in millions) (4.8)% (9.7)% Other Subscription and Licensing Advertising and Performance Marketing 1. See "Supplemental Information" for non-GAAP reconciliations. $99.5 $94.7

9 $23.4 $23.6 34.2% 34.4% Q2 2025 Q2 2026 $68.3 $65.7 $3.0 Q2 2025 Q2 2026 Q2 2026 Cybersecurity & Martech Segment Quarterly Revenues (in millions) Quarterly Adjusted EBITDA & Margin (1) (in millions) 0.5% 1.0% Other Subscription and Licensing 1. See "Supplemental Information" for non-GAAP reconciliations. $68.3 $68.7

10 ($ in millions) June 30, 2026 Cash and Cash Equivalents $ 1,606 Long-term Investments 100 Total Cash, Cash Equivalents, and Long-term Investments $ 1,706 4.625% Senior Notes $ 460 1.75% Convertible Notes 149 3.625% Convertible Notes 263 Total Gross Debt (1) $ 872 Multiple of Q2 2026 TTM Adj. EBITDA Gross Debt $ 872 2.4x Net Cash (Cash less Gross Debt) $ 734 2.0x Net Cash & Investments (Cash + Investments less Gross Debt) $ 834 2.3x Ziff Davis Capital Structure 1. Reflects the outstanding principal amount of gross debt.

11 Ending Shares Outstanding (in millions) Ziff Davis Share Count (1) 1. Share count as of August 4, 2026.

SUPPLEMENTAL INFORMATION

13 Non-GAAP Financial Measures The below non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP. Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements. Adjusted EBITDA is defined as Net income (loss) from continuing operations with adjustments to reflect the addition or elimination of certain items including, but not limited to: Interest expense, net; (Gain) loss on debt extinguishment, net; (Gain) loss on sale of businesses; (Gain) loss on investments, net; Provision for credit losses on investments; Other (income) loss, net; Income tax (benefit) expense; (Income) loss from equity method investment, net of tax; Depreciation and amortization; Share-based compensation; Transaction, integration, and other charges; Long-lived asset impairments and other charges; and Goodwill impairment. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total Revenues. Adjusted net income (loss) is defined as Net income (loss) from continuing operations with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to: Interest, net; (Gain) loss on debt extinguishment, net; (Gain) loss on sale of businesses; (Gain) loss on investments, net; Provision for credit losses on investments; (Income) loss from equity method investment, net of tax; Amortization; Share-based compensation; Transaction, integration, and other charges; Long-lived asset impairments and other charges; and Goodwill impairment. Adjusted diluted EPS is calculated by dividing Adjusted net income (loss) from continuing operations by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution. Free cash flow from continuing and discontinued operations is defined as Net cash provided by operating activities from continuing and discontinued operations, less purchases of property and equipment, plus changes in contingent consideration (if any). Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss) from continuing operations, generally based upon the effective marginal tax rate of each adjustment.

14 Quarterly adjusted results from Continuing Operations Q2 2026 Q1 2026 FY 2025 (1) Q4 2025 (1) Q3 2025 (1) Q2 2025 (1) Q1 2025 (1) $ in 000's, except per share amounts Revenues $ 286,738 $ 267,641 $ 1,220,535 $ 346,385 $ 306,531 $ 294,803 $ 272,816 Adjusted EBITDA $ 76,844 $ 63,357 $ 381,385 $ 132,375 $ 97,845 $ 79,783 $ 71,382 Adjusted net income $ 37,847 $ 27,546 $ 207,858 $ 79,961 $ 56,818 $ 38,083 $ 32,996 Adjusted diluted EPS $ 1.03 $ 0.73 $ 5.06 $ 2.04 $ 1.40 $ 0.91 $ 0.77 1. Adjusted EBITDA, Adjusted net income, and Adjusted diluted EPS include certain allocated overhead expenses previously reported in the Connectivity reportable segment.

Non-GAAP reconciliation: Adjusted EBITDA

$ in 000's

Ziff Davis	Three months ended					
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net (loss) income from continuing operations	$ (52,153)	$ (775)	$ (17,962)	$ (15,957)	$ 14,308	$ 9,812
Interest expense, net	5,770	6,896	6,764	6,541	6,584	6,194
Loss on sale of businesses	—	—	57,988	—	—	—
Gain on investment, net	—	—	—	(678)	(4,340)	—
Provision for credit losses on investments	—	—	—	17,566	—	—
Other loss (income), net	586	(688)	717	(4,060)	2,402	1,475
Income tax expense (benefit)	941	2,637	(1,947)	8,037	(69)	3,618
Income (loss) from equity method investment, net of tax	133	(5,138)	19,729	(38)	(5,115)	(6,630)
Depreciation and amortization	46,874	44,878	50,675	50,203	50,334	48,452
Share-based compensation	11,520	8,548	10,272	11,312	10,848	9,082
Transaction, integration, and other charges	5,092	6,632	4,190	6,619	3,980	(641)
Long-lived asset impairments and other charges	3,242	367	1,949	721	851	20
Goodwill impairment	54,839	—	—	17,579	—	—
Adjusted EBITDA	**$ 76,844**	**$ 63,357**	**$ 132,375**	**$ 97,845**	**$ 79,783**	**$ 71,382**

Ziff Davis

15

Non-GAAP reconciliation: Adjusted Net Income and Adjusted Diluted EPS

$ in 000's, except per share amounts

Ziff Davis	Three months ended											
	June 30, 2026	Per diluted share [1]	March 31, 2026	Per diluted share (1)	December 31, 2025	Per diluted share [1]	September 30, 2025	Per diluted share [1]	June 30, 2025	Per diluted share [1]	March 31, 2025	Per diluted share [1]
Net (loss) income from continuing operations	$ (52,153)	$ (1.43)	$ (775)	$ (0.02)	$ (17,962)	$ (0.46)	$ (15,957)	$ (0.39)	$ 14,308	$ 0.34	$ 9,812	$ 0.23
Interest, net	75	—	95	—	85	—	62	—	61	—	61	—
Loss on sale of businesses	—	—	—	—	43,491	1.11	—	—	—	—	—	—
Gain on investments, net	—	—	—	—	—	—	(678)	(0.02)	(4,340)	(0.10)	—	—
Provision for credit losses on investments	—	—	—	—	—	—	17,566	0.43	—	—	—	—
Income from equity method investment, net	133	—	(5,138)	(0.14)	19,729	0.51	(38)	—	(5,115)	(0.13)	(6,630)	(0.16)
Amortization	19,249	0.52	19,563	0.52	19,900	0.51	23,453	0.58	22,397	0.54	21,107	0.49
Share-based compensation	9,120	0.25	7,590	0.20	8,712	0.22	8,866	0.22	7,051	0.17	9,226	0.22
Transaction, integration, and other charges	4,116	0.11	5,905	0.16	4,402	0.11	5,366	0.13	3,045	0.07	(607)	(0.01)
Long-lived asset impairment and other charges	2,468	0.07	306	0.01	1,604	0.04	599	0.02	676	0.02	27	—
Goodwill impairment	54,839	1.49	—	—	—	—	17,579	0.43	—	—	—	—
Adjusted net income	**$ 37,847**	**$ 1.03**	**$ 27,546**	**$ 0.73**	**$ 79,961**	**$ 2.04**	**$ 56,818**	**$ 1.40**	**$ 38,083**	**$ 0.91**	**$ 32,996**	**$ 0.77**

1. The reconciliation of Net (loss) income from continuing operations per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

Ziff Davis 16

Non-GAAP reconciliation: Adjusted EBITDA by Segment

Q2 2026 *$ in 000's*	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Cybersecurity & Martech	Corporate	Total
Revenues	$ 76,757	$ 46,619	$ 94,658	$ 68,704	$ —	$ 286,738
Operating (loss) income	$ (3,306)	$ 9,017	$ (42,291)	$ 13,378	$ (21,521)	$ (44,723)
Depreciation and amortization	20,500	3,385	13,440	9,372	177	46,874
Share-based compensation	1,681	658	2,095	1,366	5,720	11,520
Transaction, integration, and other costs	897	177	378	(656)	4,296	5,092
Long-lived asset impairments and other charges	66	1,302	1,734	140	—	3,242
Goodwill impairment	—	—	54,839	—	—	54,839
Adjusted EBITDA	**$ 19,838**	**$ 14,539**	**$ 30,195**	**$ 23,600**	**$ (11,328)**	**$ 76,844**

Q2 2025 *$ in 000's*	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Cybersecurity & Martech	Corporate [1]	Total
Revenues	$ 80,776	$ 46,226	$ 99,452	$ 68,349	$ —	$ 294,803
Operating (loss) income	$ (7,944)	$ 11,255	$ 16,018	$ 12,235	$ (17,794)	$ 13,770
Depreciation and amortization	23,049	3,054	14,371	9,821	39	50,334
Share-based compensation	1,437	449	1,626	1,135	6,201	10,848
Transaction, integration, and other costs	1,720	331	771	79	1,079	3,980
Long-lived asset impairments and other charges	4	100	653	99	(5)	851
Adjusted EBITDA	**$ 18,266**	**$ 15,189**	**$ 33,439**	**$ 23,369**	**$ (10,480)**	**$ 79,783**

Ziff Davis

1. Includes certain allocated overhead expenses previously reported in the Connectivity reportable segment.

17

Q2 2026 and Q2 2025 Reconciliation of GAAP to Non-GAAP Financial Measures

Q2 2026	GAAP amount	Interest, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Long-lived asset impairments and other charges	Goodwill impairment	Adjusted non-GAAP amount
$ in 000's									
Direct costs	**$(45,711)**	$–	$–	$–	$81	$122	$–	**$–**	**$(45,508)**
Sales and marketing	**$(122,172)**	–	–	–	1,444	771	–	**–**	**$(119,957)**
Research, development, and engineering	**$(14,369)**	–	–	–	980	479	–	**–**	**$(12,910)**
General, administrative, and other related costs	**$(47,496)**	–	–	–	9,015	3,722	3,242	**–**	**$(31,517)**
Depreciation and amortization	**$(46,874)**	–	–	25,769	–	–	–	**–**	**$(21,105)**
Goodwill impairment	**$(54,839)**	–	–	–	–	–	–	**54,839**	**$–**
Interest expense	**$(5,770)**	100	–	–	–	–	–	**–**	**$(5,670)**
Other loss, net	**$(586)**	–	–	–	–	281	–	**–**	**$(305)**
Income tax expense [1]	**$(941)**	(25)	–	(6,520)	(2,400)	(1,259)	(774)	**–**	**$(11,919)**
Income from equity method investment, net of tax	**$(133)**	–	133	–	–	–	–	**–**	**$–**
Total non-GAAP adjustments		**$75**	**$133**	**$19,249**	**$9,120**	**$4,116**	**$2,468**	**$54,839**	

Q2 2025	GAAP amount	Interest, net	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Long-lived asset impairments and other charges	Adjusted non-GAAP amount
$ in 000's									
Direct costs	**$(40,663)**	$–	$–	$–	$–	$46	$(3)	$–	**$(40,620)**
Sales and marketing	**$(127,044)**	–	–	–	–	1,062	1,240	–	**$(124,742)**
Research, development, and engineering	**$(14,197)**	–	–	–	–	810	288	–	**$(13,099)**
General, administrative, and other related costs	**$(48,794)**	–	–	–	–	8,930	2,455	851	**$(36,558)**
Depreciation and amortization	**$(50,335)**	–	–	–	29,727	–	–	–	**$(20,608)**
Interest expense	**$(6,584)**	82	–	–	–	–	–	–	**$(6,502)**
Gain on investments, net	**$4,340**	–	(4,340)	–	–	–	–	–	**$–**
Other loss, net	**$(2,402)**	–	–	–	–	–	–	–	**$(2,402)**
Income tax expense [2]	**$69**	(21)	–	–	(7,330)	(3,797)	(935)	(175)	**$(12,189)**
Income from equity method investment, net of tax	**$5,115**	–	–	(5,115)	–	–	–	–	**$–**
Total non-GAAP adjustments		**$61**	**$(4,340)**	**$(5,115)**	**$22,397**	**$7,051**	**$3,045**	**$676**	

1. Adjusted effective tax rate was approximately 23.9% for the three months ended June 30, 2026. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $11,919 and the denominator is $49,766, which equals adjusted net income of $37,847 plus adjusted income tax expense.
2. Adjusted effective tax rate was approximately 24.2% for the three months ended June 30, 2025. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $12,189 and the denominator is $50,272, which equals adjusted net income of $38,083 plus adjusted income tax expense.

Ziff Davis 18

19 $ in 000's Ziff Davis Three months ended June 30, Six months ended June 30, Q2 2026 Q2 2025 Q2 2026 Q2 2025 Net cash provided by operating activities from continuing and discontinued operations $ 88,963 $ 57,074 $ 118,916 $ 77,687 Less: Purchases of property and equipment (34,999) (30,133) (68,126) (55,752) Free cash flow from continuing and discontinued operations $ 53,964 $ 26,941 $ 50,790 $ 21,935 Non-GAAP reconciliation: Free Cash Flow from Continuing and Discontinued Operations

20 2025 2026 Q2 Q2 Technology & Shopping Net advertising and performance marketing revenue retention (1) 95.0% 90.0% Customers (2) 619 626 Quarterly revenue per customer (3) $127,299 $113,267 Gaming & Entertainment Net advertising and performance marketing revenue retention (1) 93.7% 81.6% Customers (2) 431 486 Quarterly revenue per customer (3) $74,830 $60,015 Health & Wellness Net advertising and performance marketing revenue retention (1) 97.4% 99.8% Customers (2) 866 797 Quarterly revenue per customer (3) $94,718 $99,046 Key Operating Metrics by Segment - Advertising and Performance Marketing 1. Net advertising and performance marketing revenue retention equals (i) the trailing twelve months revenues recognized related to prior year customers in the current year period (excluding revenues from acquisitions during the stub period) divided by (ii) the trailing twelve months revenues recognized related to prior year customers in the prior year period (excluding revenues from acquisitions during the stub period). This excludes customers that generated less than $10,000 of revenues in the measurement period. 2. Excludes customers that generated less than $2,500 in the quarter and those of certain newly acquired businesses. 3. Represents total gross quarterly advertising and performance marketing revenues divided by customers as defined in footnote (2).

21 2025 2026 Q2 Q2 Gaming & Entertainment Customers (1)(2) 527,000 526,000 Average quarterly revenue per customer (2)(3) $26.47 $30.94 Health & Wellness Customers (1)(2) 1,892,000 1,618,000 Average quarterly revenue per customer (2)(3) $7.17 $7.92 Cybersecurity & Martech Customers (1)(4) 1,232,000 1,219,000 Average quarterly revenue per customer (3) $55.48 $53.93 Key Operating Metrics by Segment - Subscription and Licensing 1. Represents the quarterly average of the end of month customer counts (rounded). 2. The metric includes the sale of perpetual software licenses, when applicable, revenues for which is recorded at a point in time rather than over time. 3. Represents quarterly gross subscription and licensing revenues divided by customers as defined in footnote (1). 4. Resellers within Cybersecurity & Martech segment are counted as one customer when there is not visibility into the number of underlying customers served by the reseller.